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                                                               EXHIBIT 99(a)(3)

                                                        ILM SENIOR LIVING, INC.

                               REDWOOD INVESTORS, LLC


June 4, 1998

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                                 OFFER TO PURCHASE
                           ILM SENIOR LIVING, INC. SHARES
                                        FOR
                                $7.00 CASH PER SHARE
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Redwood Investors, LLC ("Redwood") does hereby offer to Purchase your shares of common stock $.01 par value ("Shares") in ILM Senior Living, Inc. (the "Company") subject to the terms and conditions in the Offer to Purchase and the Agreement of Sale (which together constitute the "Offer") and which are enclosed with this letter. IT IS IMPORTANT THAT YOU TAKE SOME TIME TO READ CAREFULLY THE ENCLOSED OFFER AND OTHER ACCOMPANYING MATERIALS IN ORDER TO EVALUATE THE OFFER BEING MADE BY THE PURCHASER.

                      REDWOOD IS NOT AN AFFILIATE OF THE COMPANY


SPECIAL FACTORS

     Before selling your Shares to Redwood, please consider the Special Factors set forth on page 1 "Introduction" of the Offer.

PURCHASE PRICE- ILLIQUID MARKET

     When you consider that there is no active market where the Company's Shares are traded, but only an illiquid market (which is essentially nothing more than a "matching service" that attempts to bring buyers and sellers together), the cost of selling commissions, payment of the transfer fee, your annual cost of tax reporting, and the cost of a trustee if Shares are held in an IRA or pension plan, the sale of your Shares to Redwood may be a good choice for you.

RESTRUCTURING ALTERNATIVES

     In its Form 10-K Annual Report filed with the Securities and Exchange Commission for the period ending August 31, 1997, the Company disclosed that it is "continuing to review various restructuring alternatives that could further increase shareholder value and liquidity." WHEN YOU CONSIDER HOW LONG THIS REVIEW AND RESTRUCTURING HAS BEEN CONTINUING, RECEIVING CASH FOR YOUR SHARES NOW MAY BE A BETTER ALTERNATIVE FOR YOU.

CASH PAYMENT OF THE PURCHASE AMOUNT

     A cash payment for your Shares will be made to you following the Expiration Date and within 5 business days of written notice that Redwood has been admitted as a Shareholder of record.

NO SELLING COMMISSION WHEN SELLING TO REDWOOD

     Shares sold in the informal market "matching service" usually require payment of a selling commission of the greater of

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 1650 HOTEL CIRCLE NORTH, SUITE 200 - SAN DIEGO, CA 92108 - (800) 891-4105 -
                              FACSIMILE (619) 686-2056

                                                        ILM SENIOR LIVING, INC.


     $200 or an average of 6 percent. If you sell to Redwood, you will NOT pay any selling commission.

          AN AGREEMENT OF SALE IS ENCLOSED WHICH YOU MUST PROPERLY COMPLETE
               AND DULY EXECUTE IN ACCORDANCE WITH THE INSTRUCTIONS
                              AND RETURN TO REDWOOD.

NO TRANSFER FEE

     Redwood will be responsible for paying the $50 transfer fee.

THE OFFER IS FOR 700,000 SHARES, REPRESENTING APPROXIMATELY 9.3 PERCENT OF THE SHARES OUTSTANDING AS OF THE DATE OF THE OFFER. THE OFFER TO PURCHASE IS NOT CONDITIONED UPON THE VALID TENDER OF ANY MINIMUM NUMBER OF SHARES. IF MORE THAN 700,000 SHARES ARE VALIDLY TENDERED TO REDWOOD, WE WILL ACCEPT UP TO 700,000 SHARES, ON A PRO RATA BASIS, SUBJECT TO THE TERMS AND CONDITIONS IN THE OFFER.


                  YOU MAY TENDER ANY OR ALL SHARES WHICH YOU OWN.

If you wish to sell some or all of your Shares, all you need to do is complete the Agreement of Sale and return it to Redwood in the pre-addressed return envelope.

This Offer will expire at 12:00 midnight, Pacific Time, on July 15, 1998 unless extended.

For questions or assistance in completing the Agreement of Sale, please call Arlen Capital at (800) 891-4105.

                                                       REDWOOD INVESTORS, LLC


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 1650 HOTEL CIRCLE NORTH, SUITE 200 - SAN DIEGO, CA 92108 - (800) 891-4105 -
                              FACSIMILE (619) 686-2056